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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-235793

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)

Common stock, par value $0.01 per share	$189,305,387	(2)

(1)
Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3ASR (File No. 333-235793) filed with the Securities and Exchange Commission (the "SEC") on January 3, 2020 (the "Current Registration Statement"), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the Current Registration Statement.

(2)
The attached prospectus supplement under the Current Registration Statement includes a total of $189,305,387 of unsold securities that had previously been registered by the registrant Tellurian Inc. under its prospectus supplement filed with the SEC on March 15, 2017 to the base prospectus included as part of the registration statement on Form S-3ASR (File No. 333-216011) filed with the SEC on February 10, 2017 (the "Prior Registration Statement"). In connection with the registration of securities ($200,000,000 total) under the Prior Registration Statement, the registrant incurred a registration fee of $23,180, of which $21,940.49 relates to $189,305,387 in aggregate offering price of securities that were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the registrant is carrying forward to the Current Registration Statement $189,305,387 in aggregate offering price of securities from the Prior Registration Statement. As a result, the registration fee for the $189,305,387 in aggregate offering price of securities to be registered hereunder has been fully offset against the registration fees that were previously incurred in connection with the Prior Registration Statement.

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 3, 2020)

$189,305,387

Tellurian Inc.

Common Stock

        We have entered into an amended and restated distribution agency agreement with Credit Suisse Securities (USA) LLC, which we refer to as the sales agent, relating to the shares of our common stock offered by this prospectus supplement. In accordance with the terms of the amended and restated distribution agency agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $189,305,387 from time to time through the sales agent.

        Sales of shares of our common stock, if any, may be made by means of ordinary brokers' transactions on the Nasdaq Capital Market, or otherwise at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent.

        We will pay the sales agent a commission that will not exceed 3.0% of the gross sales price per share sold through it as sales agent under the amended and restated distribution agency agreement.

        The sales agent is not required to sell any specific number or dollar amount of our common stock but will use its commercially reasonable efforts, subject to the terms of the amended and restated distribution agency agreement, to sell the shares of common stock offered, as instructed by us. The issuances and sales of our common stock pursuant to the amended and restated distribution agency agreement will terminate upon the earlier of (i) the sale of all shares subject to the amended and restated distribution agency agreement and (ii) the termination of the amended and restated distribution agency agreement by the sales agent or us.

        Our common stock is listed on the Nasdaq Capital Market under the symbol "TELL." The last reported sale price of our common stock on the Nasdaq Capital Market on January 17, 2020 was $8.69 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement to read about important facts you should consider before buying our common stock.

        Neither the Securities and Exchange Commission (the "SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Credit Suisse

Prospectus Supplement dated January 21, 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a "shelf" registration process. We provide information to you about the issuances and sales of the common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuances and sales of the common stock offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuances and sales of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

        You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        We are not making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby, is accurate as of any date other than the respective dates thereof.

        In this prospectus supplement, references to "Tellurian," the "Company," "we," "us" or "our" refer to Tellurian Inc. and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the

SEC's website at http://www.sec.gov and at our website at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 27, 2019;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 8, 2019, August 7, 2019 and November 6, 2019, respectively;

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  our Current Reports on Form 8-K filed with the SEC on March 4, 2019, April 3, 2019, April 24, 2019, May 24, 2019, May 28, 2019, June 6, 2019, July 10, 2019 and September 6, 2019; and

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  the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time, and as superseded by the disclosures in "Description of Our Capital Stock" in the accompanying base prospectus.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement until we sell all of the shares of common stock offered by this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

        We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:

Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com

        Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

 CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

        The information in this prospectus supplement, including information in documents incorporated by reference in this prospectus supplement, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our consolidated financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "initial," "intend," "may," "plan," "potential," "project," "proposed," "should," "will," "would" and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

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  our businesses and prospects and our overall strategy;

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  planned or estimated capital expenditures;

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  availability of liquidity and capital resources;

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  our ability to obtain additional financing as needed and the terms of financing transactions, including at Driftwood Holdings LP;

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  revenues and expenses;

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  progress in developing our projects and the timing of that progress;

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  future values of our projects or other interests, operations or rights; and

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  government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the "Risk Factors" sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include such factors as:

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  the uncertain nature of demand for and price of natural gas and liquefied natural gas ("LNG");

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  risks related to shortages of LNG vessels worldwide;

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  technological innovation which may render our anticipated competitive advantage obsolete;

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  risks related to a terrorist or military incident involving an LNG carrier;

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  changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

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  governmental interventions in the LNG industry, including increases in barriers to international trade;

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  uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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  our limited operating history;

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  our ability to attract and retain key personnel;

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  risks related to doing business in, and having counterparties in, foreign countries;

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  our reliance on the skill and expertise of third-party service providers;

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  the ability of our vendors to meet their contractual obligations;

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  risks and uncertainties inherent in management estimates of future operating results and cash flows;

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  our ability to maintain compliance with our senior secured term loans and other agreements;

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  changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

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  development risks, operational hazards and regulatory approvals;

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  our ability to enter into and consummate planned transactions; and

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  risks and uncertainties associated with litigation matters.

        The forward-looking statements in this prospectus supplement speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled "Risk Factors" beginning on page S-8 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

Our Business

        We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the "Business"). We are developing a portfolio of natural gas production, LNG marketing, and infrastructure assets that includes an LNG terminal facility (the "Driftwood terminal") and three related pipelines (the "Pipeline Network"). We refer to the Driftwood terminal, the Pipeline Network and certain natural gas production assets collectively as the "Driftwood Project." We currently estimate the total cost of the Driftwood Project to be approximately $28.7 billion, including owners' costs, transaction costs and contingencies but excluding interest costs incurred during construction of the Driftwood terminal and other financing costs. Our Business may be developed in phases.

        The proposed Driftwood terminal will have a liquefaction capacity of approximately 27.6 million tonnes per annum and will be situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed Driftwood terminal will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. We have entered into four lump sum turnkey engineering, procurement and construction agreements totaling $15.5 billion with Bechtel Oil, Gas and Chemicals, Inc. ("Bechtel") for construction of the Driftwood terminal.

        The proposed Pipeline Network is currently expected to consist of three pipelines, the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline. The Driftwood pipeline will be a 96-mile large diameter pipeline that will interconnect with 14 existing interstate pipelines throughout southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch, 36-inch and 30-inch diameter pipeline segments and three compressor stations totaling approximately 274,000 horsepower, all as necessary to provide approximately 4 Bcf/d of average daily natural gas transportation service. We estimate construction costs for the Driftwood pipeline of approximately $2.3 billion before owners' costs, financing costs and contingencies.

        The Haynesville Global Access Pipeline is expected to run approximately 200 miles from northern to southwest Louisiana. The Permian Global Access Pipeline is expected to run approximately 625 miles from west Texas to southwest Louisiana. Each of these pipelines is expected to have a diameter of 42 inches and be capable of delivering approximately 2 Bcf/d of natural gas. We currently estimate that construction costs will be approximately $1.4 billion for the Haynesville Global Access Pipeline and approximately $4.2 billion for the Permian Global Access Pipeline, in each case before owners' costs, financing costs and contingencies. We are also considering the potential development of a fourth pipeline, the Delhi Connector Pipeline, which would run approximately 180 miles from Perryville/Delhi in northeast Louisiana to Lake Charles, Louisiana.

        Our upstream properties, acquired in a series of transactions during 2017 and 2018, consist of 10,260 net acres located in the Haynesville Shale trend of northern Louisiana. As of December 31, 2018, our estimate of net reserves in these properties was approximately 265 Bcfe. We began drilling certain locations on our properties in the fourth quarter of 2018, which were completed during the first half of 2019 using the proceeds from a senior secured term loan obtained in 2018.

        In connection with the implementation of our Business, we are offering limited partnership interests in a subsidiary, Driftwood Holdings LP ("Driftwood Holdings"), which will own the Driftwood Project. Partners will contribute cash in exchange for equity in Driftwood Holdings and will receive LNG volumes at the cost of production, including the cost of debt, for the life of the Driftwood terminal. In July 2019, Total Delaware, Inc. ("Total") and Total Gas & Power North America, Inc., subsidiaries of TOTAL S.A., entered into a series of definitive agreements with us pursuant to which, among other things, Total agreed to become the first partner in Driftwood Holdings. We plan to retain a portion of the ownership in Driftwood Holdings and have engaged Goldman Sachs & Co. and Société Générale to serve as financial advisors for Driftwood Holdings. We also continue to develop our LNG marketing activities.

Our Company

        The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol "TELL."

        Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

 THE OFFERING

Issuer	Tellurian Inc.
Common stock offered	Shares having an aggregate offering price of up to $189,305,387
Nasdaq Capital Market symbol	"TELL"
Use of proceeds

We intend to use the net proceeds from the issuances and sales of common stock offered hereby for general corporate purposes and working capital. See "Use of Proceeds" on page S-9 of this prospectus supplement.

Risk factors

Investing in our common stock involves a high degree of risk. Please see "Risk Factors" on page S-8 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the "Risk Factors" sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If any of the events described in such "Risk Factors" disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Resales of our common stock in the public market following any issuance and sale of our common stock pursuant to the amended and restated distribution agency agreement may cause its market price to fall.

        We will issue common stock from time to time in connection with the issuances and sales of our common stock contemplated by this prospectus supplement. The issuances from time to time of these new shares of our common stock, or our ability to issue these shares of common stock, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following the issuances and sales contemplated by this prospectus supplement, the market price of our common stock could fall.

If you purchase the common stock sold in any issuance and sale of our common stock contemplated by this prospectus supplement, you will experience immediate dilution as a result of this offering and future equity issuances.

        Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in the transactions contemplated by this prospectus supplement. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We have broad discretion in the use of the net proceeds of the issuances and sales of our common stock contemplated by this prospectus supplement and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

        We currently anticipate that the net proceeds from the issuances and sales of our common stock contemplated by this prospectus supplement, if any, will be used for general corporate purposes and working capital. However, we have not determined the specific use of the net proceeds from the issuances and sales of our common stock contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of any sales, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Non-U.S. holders of our common stock, in certain situations, could be subject to U.S. federal income tax upon sale, exchange or disposition of our common stock.

        It is likely that we are, and will remain for the foreseeable future, a U.S. real property holding corporation for U.S. federal income tax purposes because our assets consist primarily of "United States real property interests" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations. As a result, under the Foreign Investment in Real Property Tax Act, or FIRPTA, certain non-U.S. investors may be subject to U.S. federal income tax on any gain from the disposition of shares of our common stock, in which case they would also be required to file U.S. tax returns with respect to such gain. In general, whether these FIRPTA provisions apply depends on the amount of our common stock that such non-U.S. investors hold. In addition, such non-U.S. investors may be subject to withholding if, at the time they dispose of their shares, our common stock is not regularly traded on an established securities market within the meaning of the applicable Treasury regulations. So long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. investor who has owned, actually or constructively, more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. investor's holding period for its shares may be subject to U.S. federal income tax on the disposition of our common stock under FIRPTA. See "Material United States Federal Income Tax Considerations to Non-U.S. Holders."

USE OF PROCEEDS

        The net proceeds from the issuances and sales of our common stock offered pursuant to this prospectus supplement will be used for general corporate purposes and working capital. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

        We will bear all of the expenses of the issuances and sales of our common stock, and such expenses will be paid out of our general funds.

        We cannot guarantee that we will receive any proceeds in connection with the common stock offered pursuant to this prospectus supplement because we may choose not to issue any of the common stock covered by this prospectus supplement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
TO NON-U.S. HOLDERS

        The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders (as defined below). The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of its personal circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of ownership of our common stock by investors that do not hold the stock as a capital asset within the meaning of Section 1221 of the Code, or the U.S. federal income tax consequences to beneficial owners subject to special treatment under the U.S. federal income tax laws, such as:

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  dealers in securities or currencies;

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  certain electing traders in securities;

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  persons holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security;

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  persons subject to the alternative minimum tax;

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  certain former citizens or long-term residents of the United States;

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  foreign governments or international organizations;

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  banks or other financial institutions;

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  controlled foreign corporations and passive foreign investment companies, each as defined for U.S. federal income tax purposes, and shareholders of such entities;

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  insurance companies;

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  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

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  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

        Non-U.S. holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. tax laws or state or local tax laws that may be applicable to a particular investor and does not consider any aspects of U.S. federal estate or gift tax law.

        You are a "non-U.S. holder" of our common stock if you are a beneficial owner of the stock and are not, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or

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  a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.

        This summary is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Such a change could affect the continuing validity of this discussion and may adversely affect a non-U.S. holder. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the conclusions described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock.

        IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION. THIS DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

Dividend Distributions

        Any distributions with respect to the shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. "permanent establishment" maintained by such non-U.S. holder). Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces the non-U.S. holder's adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under "Sale, Exchange or Other Taxable Disposition of Stock." Any such distributions will also be subject to the rules, regulations and obligations discussed below under the heading "Foreign Accounts."

        Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax might not apply, or might apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements (generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Dividends that are effectively connected with the conduct of a non-U.S. holder's trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. "permanent establishment" maintained by such non-U.S. holder) are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, but generally will be subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income.

Sale, Exchange or Other Taxable Disposition of Stock

        Subject to the discussions below under "Information Reporting and Backup Withholding" and "Foreign Accounts," any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

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  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a United States real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

        Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

        It is likely that we are currently a USRPHC for U.S. federal income tax purposes and it is likely that we will remain one in the future. However, so long as our common stock continues to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who holds or held more than 5% of our common stock at any time during the shorter of (i) its holding period and (ii) the five-year period preceding the date of disposition (a "greater-than-five-percent shareholder") will be subject to U.S. federal income tax on the disposition of our common stock. A greater-than-five-percent shareholder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally will be required to file a U.S. federal income tax return in respect of such gain. No withholding is required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If we are a USRPHC and our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder will be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder's percentage ownership of our common stock.

Information Reporting and Backup Withholding

        We and other withholding agents must report annually to the IRS the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides, under the provisions of an applicable income tax treaty.

        A non-U.S. holder will not be subject to backup withholding (the current rate of which is 24%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of its status as a non-U.S. person.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder's status as a non-U.S. person or other exempt status.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Foreign Accounts

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose a 30% withholding tax on "withholdable payments," which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock. While these withholding obligations would also apply to payments of gross proceeds from a sale or other disposition of our common stock, recently proposed Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, eliminate this requirement. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

PLAN OF DISTRIBUTION

        We have entered into an amended and restated distribution agency agreement with Credit Suisse Securities (USA) LLC, or Credit Suisse, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $189,305,387 from time to time through Credit Suisse acting as agent. The amended and restated distribution agency agreement amends, restates and supersedes, and has terms substantially similar to those of, the distribution agency agreement, dated as of March 15, 2017, between us and Credit Suisse. The amended and restated distribution agency agreement will be filed as an exhibit to a Current Report on Form 8-K or the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the Exchange Act and incorporated by reference in this prospectus supplement.

        Upon delivery of a placement notice and subject to the terms and conditions of the amended and restated distribution agency agreement, Credit Suisse may sell our common stock by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including without limitation sales made directly on the Nasdaq, on any other existing trading market for our common stock or to or through a market maker. Credit Suisse may also sell our common stock by any other method permitted by law, it being understood that no sale may be made in a privately negotiated transaction without our prior consent. We or Credit Suisse may suspend the offering of our common stock upon notice and subject to other conditions.

        We will pay Credit Suisse commissions, in cash, for its services in acting as agent in the sale of our common stock. Credit Suisse will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross sales price per share for any sales sold through it as our agent under the amended and restated distribution agency agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Credit Suisse for certain specified expenses, including certain fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Credit Suisse under the terms of the amended and restated distribution agency agreement, will be approximately $150,000.

        Settlement for sales of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Credit Suisse in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Credit Suisse may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Credit Suisse will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase our common stock under the terms and subject to the conditions set forth in the amended and restated distribution agency agreement. In connection with the sale of our common stock on our behalf, Credit Suisse may be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Credit Suisse may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Credit Suisse against certain civil liabilities, including liabilities under the Securities Act.

        The issuances and sales of our common stock pursuant to the amended and restated distribution agency agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the amended and restated distribution agency agreement or (ii) termination of the amended and restated distribution agency agreement as permitted therein.

        Credit Suisse and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

        If either Credit Suisse or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, then that party will promptly notify the other, and sales of our common stock under the amended and restated distribution agency agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of Credit Suisse and us.

        This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Credit Suisse, and Credit Suisse may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

        Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuances and sales of the common stock offered by this prospectus supplement. The sales agent is being represented in connection with the issuances and sales of the common stock offered by this prospectus supplement by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Tellurian's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement with respect to the Company's oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

PROSPECTUS

Tellurian Inc.
Common Stock
Preferred Stock
Warrants
Units

        We may offer and sell from time to time common stock, preferred stock and warrants to purchase common stock or preferred stock, in one or more transactions. We may also offer and sell from time to time, in one or more transactions, such securities as may be issuable upon the conversion, exercise or exchange of preferred stock or warrants. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

        This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in "Where You Can Find More Information" and "Incorporation of Certain Information by Reference," before you invest in our securities.

        Our common stock is traded on the Nasdaq Capital Market under the ticker symbol "TELL." On January 2, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $7.24 per share. None of the other securities offered under this prospectus are publicly traded.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process on Form S-3. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the Registration Statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" before you invest.

        You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        In this prospectus, references to "Tellurian," the "Company," the "issuer," "we," "us" or "our" refer to Tellurian Inc. (which, until February 10, 2017, was known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov and at our website address at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 27, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 8, 2019, August 7, 2019 and November 6, 2019, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on March 4, 2019, April 3, 2019, April 24, 2019, May 24, 2019, May 28, 2019, June 6, 2019, July 10, 2019, and September 6, 2019; and

  •
  the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time, and as superseded by the disclosures in "Description of Our Capital Stock" herein.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number, facsimile number or e-mail address:

Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com

        Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT TELLURIAN INC.

        We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the "Business"). We are developing a portfolio of natural gas production, LNG marketing, and infrastructure assets that includes an LNG terminal facility (the "Driftwood terminal") and three related pipelines (the "Pipeline Network"). We refer to the Driftwood terminal, the Pipeline Network and certain natural gas production assets collectively as the "Driftwood Project." Our Business may be developed in phases.

        The proposed Driftwood terminal will have a liquefaction capacity of approximately 27.6 million tonnes per annum and will be situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed Driftwood terminal will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. We have entered into four lump sum turnkey engineering, procurement and construction agreements with Bechtel Oil, Gas and Chemicals, Inc. ("Bechtel") for construction of the Driftwood terminal.

        The proposed Pipeline Network is currently expected to consist of three pipelines, the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline. The Driftwood pipeline will be a 96-mile large diameter pipeline that will interconnect with 14 existing interstate pipelines throughout southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch, 36-inch and 30-inch diameter pipeline segments and three compressor stations totaling approximately 274,000 horsepower, all as necessary to provide approximately 4 Bcf/d of average daily natural gas transportation service.

        The Haynesville Global Access Pipeline is expected to run approximately 200 miles from northern to southwest Louisiana. The Permian Global Access Pipeline is expected to run approximately 625 miles from west Texas to southwest Louisiana. Each of these pipelines is expected to have a diameter of 42 inches and be capable of delivering approximately 2 Bcf/d of natural gas. We are also considering the potential development of a fourth pipeline, the Delhi Connector Pipeline, which would run approximately 180 miles from Perryville/Delhi in northeast Louisiana to Lake Charles, Louisiana.

        Our upstream properties, acquired in a series of transactions during 2017 and 2018, consist of 10,260 net acres located in the Haynesville Shale trend of northern Louisiana. As of December 31, 2018, our estimate of net reserves in these properties was approximately 265 Bcfe. We began drilling certain locations on our properties in the fourth quarter of 2018, which were completed during the first half of 2019 using the proceeds from a senior secured term loan obtained in 2018.

        In connection with the implementation of our Business, we are offering limited partnership interests in a subsidiary, Driftwood Holdings LP ("Driftwood Holdings"), which will own the Driftwood Project. Partners will contribute cash in exchange for equity in Driftwood Holdings and will receive LNG volumes at the cost of production, including the cost of debt, for the life of the Driftwood terminal. In July 2019, Total Delaware, Inc. ("Total") and Total Gas & Power North America, Inc., subsidiaries of TOTAL S.A., entered into a series of definitive agreements with the Company pursuant to which, among other things, Total agreed to become the first partner in Driftwood Holdings. We plan to retain a portion of the ownership in Driftwood Holdings and have engaged Goldman Sachs & Co. and Société Générale to serve as financial advisors for Driftwood Holdings. We also continue to develop our LNG marketing activities.

        The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation (now known as Tellurian Investments LLC, a Delaware limited liability company), in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol "TELL."

        Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such "Risk Factors" disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Resales of our common stock in the public market following an offering may cause the trading price to fall.

        Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. An offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following an offering, the trading price of our common stock could fall.

If you purchase our common stock in an offering, you may experience immediate dilution.

        Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in an offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "initial," "intend," "may," "plan," "potential," "project," "should," "will," "would," and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

  •
  our businesses and prospects and our overall strategy;

  •
  planned or estimated capital expenditures;

  •
  availability of liquidity and capital resources;

  •
  our ability to obtain additional financing as needed and the terms of financing transactions, including at Driftwood Holdings;

  •
  revenues and expenses;

  •
  progress in developing our projects and the timing of that progress;

  •
  future values of our projects or other interests, operations or rights; and

  •
  government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the "Risk Factors" section and elsewhere in reports we file with the SEC incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:

  •
  the uncertain nature of demand for and price of natural gas and liquefied natural gas ("LNG");

  •
  risks related to shortages of LNG vessels worldwide;

  •
  technological innovation which may render our anticipated competitive advantage obsolete;

  •
  risks related to a terrorist or military incident involving an LNG carrier;

  •
  changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

  •
  governmental interventions in the LNG industry, including increases in barriers to international trade;

  •
  uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

  •
  our limited operating history;

  •
  our ability to attract and retain key personnel;

  •
  risks related to doing business in, and having counterparties in, foreign countries;

  •
  our reliance on the skill and expertise of third-party service providers;

  •
  the ability of our vendors to meet their contractual obligations;

  •
  risks and uncertainties inherent in management estimates of future operating results and cash flows;

  •
  our ability to maintain compliance with our senior secured term loans and other agreements;

  •
  changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

  •
  development risks, operational hazards and regulatory approvals;

  •
  our ability to enter into and consummate planned transactions; and

  •
  risks and uncertainties associated with litigation matters.

        The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS

        Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

        Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

        We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

        We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.

        Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

Offering

        We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

  •
  the name or names of underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts, commissions, and other items constituting underwriters' compensation;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

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  any commissions paid to agents;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

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  underwritten offerings;

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  block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

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  any other method permitted pursuant to applicable law.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

        If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

        If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers and agents may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

        In addition, we may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

        To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.

        Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

DESCRIPTION OF OUR CAPITAL STOCK

        Our amended and restated certificate of incorporation authorizes us to issue 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 per share. As of December 27, 2019, 242,207,522 shares of our common stock were issued and outstanding and 6,123,782 shares of Tellurian Series C convertible preferred stock (the "Series C Preferred Shares") were issued and outstanding.

        The rights of the holders of our common stock and Series C Preferred Shares are governed by the Delaware General Corporation Law (the "DGCL"), our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares.

        The following is a summary of the material terms of our capital stock, and is qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares, each of which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

Common Stock

Voting Rights

        Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Under our amended and restated by-laws, unless otherwise provided in our amended and restated certificate of incorporation or the DGCL with respect to a specified action, matters to be voted on by stockholders are generally decided by a majority of the votes cast, except that contested elections of directors will be decided by a plurality vote. Our amended and restated by-laws provide that the presence at a stockholders' meeting of one-third of the voting power of our outstanding stock entitled to vote at the meeting will constitute a quorum.

Dividend and Distribution Rights

        Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.

Preemptive, Conversion and Redemption Rights

        Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, Total has a contractual right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. Total also has certain anti-dilution rights that will entitle it to purchase additional shares of our common stock under certain circumstances if all or a portion of our acquisition of an interest in Driftwood Holdings LP is financed with securities convertible into our common stock. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.

Trading Market

        Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol "TELL." On January 2, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $7.24 per share.

Registrar and Transfer Agent

        Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock Generally

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 100,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Series C Convertible Preferred Stock

Voting Rights

        Holders of the Series C Preferred Shares will be entitled to one vote for each Series C Preferred Share held on matters submitted to a vote of common stockholders.

Conversion

        Holders of the Series C Preferred Shares may convert all or any portion of such shares for shares of Tellurian common stock on a one-for-one basis. At any time after "Substantial Completion" of "Project 1," each as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated as of November 10, 2017, by and between Driftwood LNG LLC, a Delaware limited liability company and a subsidiary of Tellurian, and Bechtel, or at any time after March 21, 2028, Tellurian has the right, at its option, to cause not less than all of the Series C Preferred Shares to be converted into shares of Tellurian common stock on a one-for-one basis. The conversion ratio will be subject to customary anti-dilution adjustments.

Dividends

        The Series C Preferred Shares do not have dividend rights. Tellurian will be prohibited from paying dividends on its common stock so long as the Series C Preferred Shares remain outstanding.

Liquidation

        In the event of any liquidation, dissolution or winding up of the affairs of Tellurian (a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of Tellurian, holders of the Series C Preferred Shares will be entitled to receive the greater of (i) an amount in cash equal to $8.16489 per share and (ii) the amount that would be received by the holders of the Series C Preferred Shares had such holders converted those shares into Tellurian common stock immediately prior to the Liquidation Event.

Priority

        So long as any Series C Preferred Shares remain outstanding, Tellurian may not, without the consent of the holders of at least a majority of the Series C Preferred Shares, authorize the issuance of any class of shares that is pari passu with or senior to the Series C Preferred Shares in the payment of dividends or the distribution of assets following a Liquidation Event, except in limited circumstances.

Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

        Our amended and restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders' shares.

        Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:

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  divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

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  provide that all vacancies on the board of directors, including newly created directorships, will, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

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  provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

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  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year's annual meeting (or, in the case of a special meeting, not less than 90 days or more than 120 days prior to the date of the meeting). Our amended and restated by-laws specify the information that must be included in a stockholder's notice. These requirements may prevent stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide that stockholders may not act by written consent in lieu of a meeting unless the action, and the taking of such action by written consent, has been approved in advance by the board of directors;

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  provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

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  provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of two-thirds of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law

        We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

        Section 203 defines a "business combination" as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years did own, 15% or more of the corporation's voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

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  our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

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  the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock and that are favored by the holders of a majority of our then-outstanding stock.

DESCRIPTION OF OUR WARRANTS

        The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

        We may issue warrants for the purchase of common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with any other offered securities, and may be attached to or separate from any offered securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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  the price at which the securities issuable upon exercise of such warrants may be acquired;

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  the dates on which the right to exercise such warrants will commence and expire;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

        As of January 2, 2020, the Company had no outstanding warrants.

Exercise of Warrants

        Each warrant will entitle its holder to purchase the number of shares of common stock, preferred stock or combination thereof at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

        Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder's warrants.

        Prior to the exercise of any warrants to purchase the purchased securities, holders of the warrants will not have any of the rights of holders of the common stock or the preferred stock, as applicable, purchasable upon exercise, including the right to vote or to receive any payments of dividends, as applicable.

DESCRIPTION OF OUR UNITS

        We may issue units comprised of any combination of our common stock, preferred stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer, or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading "Where You Can Find More Information."

        The applicable provisions described in this section, as well as those described under "Description of Our Capital Stock" and "Description of Our Warrants" above, will apply to each unit and to each security included in each unit, respectively.

LEGAL MATTERS

        Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Tellurian's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the Company's oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

$189,305,387

Tellurian Inc.

Common Stock

PROSPECTUS SUPPLEMENT
January 21, 2020

Credit Suisse